LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

	The undersigned, Sir Ian Maurice Gray Prosser, constitutes and appoints Kent B.
Magill, Alison M. Rhoten and Mary D. Stoxstell, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to take the following actions with respect to the undersigned's ownership of securities of The Hillshire Brands Company, a Maryland corporation (the
"Company"):

(i)	prepare, execute, deliver and file with the U. S. Securities and Exchange
Commission (the "SEC"), any national securities exchange and the Company: (a) statements of beneficial ownership on Forms 3, 4, and 5 that are required or permitted to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and rules promulgated thereunder; (b) any Form 144 Notice of Proposed Sale of Securities (including any amendments thereto) required to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 144 promulgated thereunder; and (c) any and all other documents, including without limitation a Form ID, necessary or desirable to facilitate the filing by the undersigned of a Form 144 and forms under
Section 16 of the Exchange Act;

(ii)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to said attorney-in-fact and agent, and approves and ratifies any such release of information; and

(iii)	perform any and all other acts which, in the discretion of said attorney-in-fact and agent, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, granting unto said attorney-in-fact and agent full power and authority to do and perform each act requisite and necessary to be done under Section 16 of the Exchange Act and Rule 144 promulgated under the Securities Act, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

	A copy of this power of attorney shall be filed with the SEC and with any applicable stock exchange. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact and agent. The undersigned acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act.

Dated: November 25, 2013

/s/ Sir Ian Maurice Gray Prosser
Signature of Reporting Person